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                                                                EXHIBIT 11.0

                   INTERCARGO CORPORATION AND SUBSIDIARIES
                   COMPUTATION OF EARNINGS PER COMMON SHARE
                  (in thousands, except for per share data)



                                                                                 For the nine months
                                                                                 ended September 30,
                                                                                   1996        1995
                                                                                ----------  ----------
Primary


Net income                                                                        $3,541      $5,778
                                                                                  ======      ======

Shares
 Weighted average number of common shares outstanding                              7,649       7,641
 Additional dilutive effect of outstanding warrant and options
   (as determined by the application of the treasury stock method)                     9          25
                                                                                  ------      ------
Weighted average number of common shares outstanding as adjusted                   7,658       7,666
                                                                                  ======      ======

Primary earnings per share                                                        $ 0.46      $ 0.75
                                                                                  ======      ======


Fully diluted


Net income                                                                        $3,541      $5,778
                                                                                  ======      ======

Shares
 Weighted average number of common shares outstanding                              7,649       7,641
 Additional dilutive effect of outstanding warrant and options
   (as determined by the application of the treasury stock method)                     9          38
                                                                                  ------      ------

Weighted average number of common shares outstanding as adjusted                   7,658       7,679
                                                                                  ======      ======

Fully diluted earnings per share                                                  $ 0.46      $ 0.75
                                                                                  ======      ======
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